Exhibit 99.1
DocuSign Completes Acquisition of Seal Software
SAN FRANCISCO, May 1, 2020 /PRNewswire/ -- DocuSign (NASDAQ: DOCU), which offers the world's #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced the closing of its acquisition of Seal Software, one of the leading contract analytics and artificial intelligence (AI) technology providers. This marks another step toward bringing the benefits of AI to the digital transformation of the agreement process.
“Seal’s technology and value proposition can now be more comprehensively integrated across the DocuSign Agreement Cloud—the company’s suite of applications and integrations for automating and connecting the entire agreement process,” said Scott Olrich, DocuSign’s COO. “By adding Seal to our growing portfolio, we are enhancing the agreement process through the use of AI-driven analytics and machine learning technology.”
For more information, visit docusign.com.
Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com
About DocuSign
DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature: the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than half a million customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.
For more information, visit www.docusign.com
About Seal Software
Seal Software is the global leader in enterprise contract analytics. With Seal’s machine learning and natural language processing technologies, companies can use artificial intelligence to find and organize contracts across their networks and repositories and to quickly understand the risks and opportunities hidden in their contracts. Seal empowers enterprises around the world to maximize revenue opportunities, reduce costs, and mitigate risks associated with contractual documents.
Forward-Looking Statements
This press release contains forward-looking statements related to DocuSign, Seal and the acquisition that are based on our management’s beliefs and assumptions and on information currently available to management. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “expects,” “believes,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements about the potential benefits of the transaction, our ability to develop our Agreement Cloud platform and deliver product innovation, and new products and potential market opportunities.

Exhibit 99.1
Risks and uncertainties include, among other things, risks related to our ability to successfully integrate Seal’s products, technologies and operations; our ability to realize the anticipated benefits of the proposed transaction, including the possibility that those benefits will not be realized when anticipated, or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction or otherwise; negative effects of the announcement of the consummation of the transaction on the market price of our common stock or on our operating results; significant transaction costs; and unknown liabilities.
Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2020 filed on March 27, 2020 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.